                                 EXHIBIT 23(C)
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                          Consent of Coopers & Lybrand

                                                                   EXHIBIT 23(C)


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-______) pertaining to the Plourde Computer Services, Inc. 1991 Stock Option Plan of our report dated February 12, 1998, on our audits of the consolidated financial statements of International Verifact Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in the IVI Checkmate Corp. Proxy Statement/ Prospectus dated May 26, 1998 which forms a part of the Registration Statement on Form S-4 (File No. 333-53629) and the IVI Checkmate Corp. Current Report on Form 8-K dated October 1, 1998, filed with the Securities and Exchange Commission.

                                                /s/ Coopers & Lybrand
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                                                Coopers & Lybrand
                                                Chartered Accountants

Toronto, Ontario
October 14, 1998